UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 15, 2024

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas,	New York,	NY	10036
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(212)	345-5000
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	MMC	New York Stock Exchange
Chicago Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 8, 2024, the Company terminated its Commitment Letter, dated September 29, 2024, with Citigroup Global Markets Inc. related to a short-term unsecured bridge term loan facility (the “Bridge Facility”). The Bridge Facility was not required by the Company and no payments resulted from the termination.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 15, 2024, Marsh & McLennan Agency LLC (“MMA”), an indirect wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (the “Company”), consummated the previously announced acquisition of TIH Blocker II, Inc., a Delaware corporation (the “McGriff Parent”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 29, 2024, among the Company, BD Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MMA (“Merger Sub”) and TIH Platform Midco, L.P., a Delaware limited partnership (“Company Stockholder”) for an aggregate purchase price of $7.75 billion in cash, subject to certain customary adjustments as set forth in the Merger Agreement. Pursuant to the Merger Agreement, at the effective time of the merger, Merger Sub merged with and into McGriff Parent, with McGriff Parent continuing as the surviving corporation and a wholly owned subsidiary of MMA (the “Transaction”). In conjunction with the Transaction, the Company will assume a deferred tax asset valued at approximately $500 million.

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 30, 2024 and is incorporated herein by reference. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, MMA, Company Stockholder, McGriff Parent or any of their respective subsidiaries or affiliates.

Item 8.01 Other Events.

On November 15, 2024, the Company issued a press release announcing the Transaction. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.             Document

99.1                 Press Release, dated November 15, 2024

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Connor Kuratek
Name:	Connor Kuratek
Title:	Deputy General Counsel and Corporate Secretary

Date:    November 15, 2024

Exhibit Index
Exhibit No.

99.1 Press Release, dated November 15, 2024
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